                                  EXHIBIT 23.2

[LOGO] MCGLADREY & PULLEN
Certified Public Accountants




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our firm in the caption "Experts" and to the use in the Offering of Common Stock on Form SB-2 filed with the Securities and Exchange Commission of our report dated January 23, 2004 on the consolidated financial statements of First Federal Financial Services, Inc. as of and for the year ended December 31, 2003.




                                           /s/ MCGALDREY & Pullen, LLP

Champaign, Illinois                            MCGALDREY & Pullen, LLP
March 15, 2004











McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities.